UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

The Baldwin Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

The Baldwin Insurance Group Holdings, LLC (formerly known as Baldwin Risk Partners, LLC) (“Baldwin Holdings”), the operating company and direct subsidiary of The Baldwin Insurance Group, Inc. (formerly known as BRP Group, Inc.) (the “Company” or “Baldwin”), intends to refinance its existing senior secured term loan facility due October 2027 and its existing senior secured revolving credit facility due April 2027 with $840 million of new senior secured term loans maturing in 2031 (the “new term loan facility”), $600 million of commitments under a new senior secured revolving credit facility maturing in 2029 (the “new revolving facility” and, together with the new term loan facility, the “new credit facilities”), and $500 million in aggregate principal amount of new senior secured notes due 2031 (the “new notes”), subject to market and other conditions. A copy of the press release issued by Baldwin on May 8, 2024 announcing the offering of the new notes is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The closing of these transactions and the terms thereof are subject to market and other conditions, and there can be no assurance as to whether or when such transactions may be completed, or as to the actual size or terms thereof.

In connection with the proposed new credit facilities and the offering of the new notes described above, Baldwin anticipates disclosing to prospective lenders and investors certain information as follows:

•

As of the date of this report, Baldwin Holdings had approximately $996.2 million and approximately $351 million of borrowings outstanding under its existing term loan facility and its existing revolving credit facility, respectively.

•

Based on estimates of the Partners’ future performance using financial projections for the earnout period, the Company expects the aggregate estimated contingent earnout liabilities to be approximately $201 million as of May 8, 2024. The undiscounted estimated contingent earnout obligation at May 8, 2024 is expected to be approximately $222 million.

This report is neither an offer to sell nor a solicitation of an offer to purchase any securities.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Forward-looking statements

This report may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent our expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address the Company’s future operating, financial or business performance or our strategies, expectations, anticipated achievements or ability to raise or refinance debt. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and the offering memorandum for the offering of the new notes and in Baldwin’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at: www.sec.gov, including those risks and other factors relevant to the Company’s business, financial condition and results of operations, and the risk that the

Company will not be able to complete the transactions described above in a timely manner or at all, the risk that the new indebtedness described above will not be available on favorable terms or at all, and the risk that the Company will be unable to pay down the balance of the existing credit facilities as intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of The Baldwin Insurance Group, Inc., dated May 8, 2024, relating to the offering of the new notes

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BALDWIN INSURANCE GROUP, INC.

Date: May 8, 2024	By:	/s/ Bradford L. Hale
		Name:	Bradford L. Hale
		Title:	Chief Financial Officer